SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 21, 2004

ACE CASH EXPRESS, INC.

(Exact name of registrant as specified in its charter)

Texas	0-20774	75-2142963

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1231 Greenway Drive, Suite 600, Irving, Texas	75038

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 550-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

     The following exhibits are filed as part of this Report:

No.	Exhibit
99.1	Press Release dated April 21, 2004.
99.2	Press Release dated April 26, 2004.

Item 9 and 12. Regulation FD Disclosure and Disclosure of Results of Operations and Financial Condition.

     The information in this Report, including the Exhibits 99.1 and 99.2 attached hereto, is furnished pursuant to Items 9 and 12 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

     On April 21, 2004, Ace Cash Express, Inc. announced the pricing of its public offering of 2,900,000 shares of its common stock at a public offering price of $27.00 per share in a press release that is attached hereto as Exhibit 99.1.

     On April 26, 2004, Ace Cash Express, Inc. announced that the underwriters of its recent follow-on public offering have exercised their over-allotment option for an additional 435,000 shares of its common stock, priced at $27.00 per share in a press release that is attached hereto as Exhibit 99.2.

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE CASH EXPRESS, INC.
Date: April 27, 2004	By:	/s/ William S. McCalmont
William S. McCalmont
Executive Vice President and Chief Financial Officer

3